EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           CENTURY PACIFIC CORPORATION

         Pursuant to the provisions of Sections 242 and 245 of Subchapter VIII of the Delaware General Corporation Law as amended, Century Pacific Corporation (formerly Philco Financial Management Corp.), a Delaware corporation incorporated December 29, 1982, hereby amends and restates its Certificate of Incorporation as set forth in this Restated Certificate of Incorporation, which was duly adopted in accordance with the provisions of the said section.

         First:  The name of this Corporation is: Century Pacific Corporation.

         Second: The address of its registered office in the State of Delaware is 725 Market Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Company Corporation.

         Third: The nature of the business of this Corporation and the objects or purposes proposed to be transacted, promoted or conducted by it are to engage in and transact a financial services business in any and all of its branches in the United States and throughout the world; and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The foregoing shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.

         Fourth:

         A. CAPITAL STOCK. The total number of shares of stock which this Corporation shall have authority to issue is 11 million. Of said shares six million shall be Common Stock, par value $.04 per share, and five million shall be Preferred Stock, par value $.05 per share.

         B. AUTHORIZATION OF BOARD OF DIRECTORS TO ESTABLISH SERIES OF PREFERRED STOCK AND FIX CONSIDERATION THEREFORE. The board of directors is hereby expressly authorized, within the limitations and restrictions stated herein from time to time, by resolution:

                  (i)      to divide the Preferred Stock into series;

                  (ii) to fix the consideration for which such Preferred Stock shall be issued;

                  (iii) to determine the voting powers of each series of Preferred Stock;

                  (iv) to determine and fix the number of shares which will constitute any series of Preferred Stock and the distinctive designation of each series;


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                  (v)      to make any  series of  Preferred  Stock  subject  to
                           redemption at such time or times and at such price or prices as shall be stated and expressed in such resolution;

                  (vi) to determine whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of such series and the terms and provisions relative to the operation thereof;

                  (vii) to fix the rights of the holders of shares of each series of the Preferred Stock to receive dividends at such rates, on such conditions and at such times as shall be stated and expressed in the resolution and whether payable in preference to, or in relation to, the dividends payable on any other class or classes of stock or other series of the same class and whether cumulative or non-cumulative as shall be so stated and expressed;

                  (viii) to fix the rights of the holders of shares of each series of the Preferred Stock upon the dissolution of, or upon any distribution of the assets of, this Corporation;

                  (ix) to make any series of Preferred Stock convertible or automatically converted into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of the stock of this Corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in such resolution; and

                  (x) to determine whether or not the shares of any series shall be subject or entitled to any other preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions which shall be stated and expressed in such resolution and which shall not be inconsistent with the terms and. provisions of this Article Fourth.

         C. RANK. Each series of Preferred Stock shall have such preferences as to dividends and assets and amounts distributable on liquidation, dissolution or winding up or otherwise as shall be declared by such resolution or resolutions establishing such series.

         D.       DIVIDENDS.

                  (i) The holders of Preferred Stock shall be entitled to receive cash dividends when and as declared by the board of directors at such rate per share per annum, cumulatively if so provided, and with such preferences, as shall have been fixed by the board of directors, and not more, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of stock ranking junior thereto, and such, dividends on each series of Preferred Stock shall cumulate, if at all, from and after the dates fixed by the board of directors with respect to such cumulation. Unpaid cumulated dividends shall bear no interest.


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                  (ii)     If dividends on any shares of Preferred Stock are not
                           declared in full, then such dividends as are declared shall be declared ratably on all shares of stock of each series of equal preference in proportion to the respective unpaid cumulative dividends, if any, to the end of the then current dividend period. No ratable distribution shall be made with respect to any series until cumulative dividends in full have been declared and paid on any series standing senior in preference.

                  (iii) Unless dividends on all outstanding shares of Preferred Stock having cumulative dividend rights shall have been fully paid for all past quarterly dividend periods and the full dividends thereon for the quarterly dividend period current at the time shall have been paid or declared and funds set apart therefor, and unless all required sinking fund payments, if any, shall have been made or provided for, no dividend (except a dividend payable in Common Stock) shall be paid upon or declared or set apart for the Common Stock.

                  (iv) Subject to the foregoing provisions, the board of directors may declare and pay dividends on the Common Stock, to the extent permitted by law.

         E.       LIQUIDATION OR DISSOLUTION.

                  (i) In the event of any liquidation or dissolution or winding up of this Corporation (hereinafter referred to as "liquidation") the holders of Preferred Stock shall be entitled to receive in cash, out of the assets of this Corporation, full payment of the applicable liquidation preference fixed for each series pursuant to paragraph B above, together with unpaid cumulative dividends thereon to the date of liquidation, and no more.

                  (ii) If upon liquidation the assets of this Corporation available for distribution to stockholders shall be insufficient to permit the payment in full of the preferential amounts payable to the holders of Preferred Stock, then all assets shall be distributed ratably among the holders of all shares of stock of each series of equal preference in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. No ratable distribution shall be made with respect to any series until distributions in full have been paid to the holders of all series standing senior in preference.

                  (iii) After satisfaction of the preferential requirements of the Preferred Stock upon any liquidation of this Corporation, the holders of Common Stock shall be entitled to share ratably in the distribution of all remaining assets of this Corporation available for distribution.


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                  (iv)     A consolidation or merger of this Corporation with or
                           into any other corporation or corporations or the sale or conveyance (whether for cash, securities or other property) of all or substantially all of the assets of this Corporation as an entirety shall not be deemed or construed to be a liquidation of this
                           Corporation   for  the   purpose  of  the   foregoing
                           provisions of this paragraph E.

         F. VOTING RIGHTS. The holders of the Common Stock shall be entitled to one vote for each share held by them of record on the books of this Corporation. The holders of each series of Preferred Stock shall have such voting rights, if any, as shall be provided for in the resolution or resolutions of the board of directors establishing such series.

         Fifth:

         A. NUMBER OF DIRECTORS. The authorized number of directors shall be not less than two nor more than 15 and the board of directors may, within the limits specified by this Article Fifth, increase or decrease the exact number of directors from time to time by resolution duly adopted by such board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The exact number of directors shall be four until so increased or decreased. In case of any increase in the number of directors, the additional directors may be elected by the shareholders at an annual or special meeting, as provided in the bylaws.

         B. CLASSES OF DIRECTORS. At the option of the board of directors, the directors shall be divided into three classes, designated Class I, Class II, and Class III as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholder, and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in the number of directors shall be apportioned among the classes as equally as possible. In the event of classification hereunder, at each annual meeting of stockholders the number of directors equal to the number of directors of the class where term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of the stockholders after their election.

         C. VACANCIES. In case of any increase in the number of directors, the additional directors may be elected by the board of directors to hold office until the next election of directors or of the class for which such directors shall have been chosen and until their successors are elected and qualified. In case of vacancies in the board of directors, a majority of the remaining members of the board may elect directors to fill such vacancies to hold office until the next election of directors or of the class for which such directors shall have been chosen and until their successors are elected and qualified.


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         Sixth:

         A. If, as of the record date for the determination of the stockholders entitled to vote thereon, any Interested Stockholder (as hereinafter defined} exists, none of the following actions or transactions shall be effected by this Corporation, or approved by this Corporation as a stockholder of any subsidiary of this Corporation, unless (i) such action or transaction shall have been authorized by the affirmative vote of at least 80% of the outstanding shares of the Corporation entitled to vote or (ii) the board of directors of this Corporation shall have approved the action or transaction before any corporation, person or entity became an Interested Stockholder:

                  (i) any merger or consolidation of this Corporation or any of its subsidiaries with or into such Interested Stockholder, or

                  (ii) any sale, lease, exchange or other disposition of all or any substantial part of the assets of this Corporation or any of its subsidiaries to or with such Interested Stockholder, or

                  (iii) the issuance or delivery of any voting securities of this Corporation or any of its subsidiaries to such Interested Stockholder in exchange for cash, other assets or securities, or a combination thereof, or

                  (iv)     any dissolution or liquidation of this Corporation.

         B. For the purpose of this Article Sixth, (a) the term "Interested Stockholder" shall mean any corporation, person or entity other than this Corporation or any of its subsidiaries which beneficially owns or controls, directly or indirectly, five percent or more of the outstanding shares of this Corporation entitled to vote; (b) an Interested Stockholder shall be deemed to own or control, directly or indirectly, any outstanding shares of stock of this Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly, including shares deemed owned through application of clause (i), by any other corporation, person or other entity (x) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation or (y) which is its "affiliate" or "associate" as those terms are defined in the General Rules and Regulations under the Securities Exchange Act of 1934, as amended; (c) "outstanding shares of this Corporation entitled to vote" and "voting securities" shall mean such shares as are entitled to vote generally in the election of directors, considered as one class; and (d) "subsidiary" or "subsidiaries" shall mean any corporation of which this Corporation owns, directly or indirectly, 50% or more of the voting stock.


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         C.       The  board  of  directors  shall  have the  power  and duty to determine for the purposes of this Article Sixth, on the basis of information then known to the board of directors, whether (i) any Interested Stockholder exists or is an "affiliate" or an "associate" (as defined above) of another and
(ii) any proposed sale, lease, exchange, or other disposition of part of the assets of this Corporation involves a substantial part of the assets of this Corporation or any of its subsidiaries. Any such determination by the board shall be conclusive and binding for all purposes.

         Seventh:

         The amendment or repeal of Articles Fifth, Sixth, Seventh, Eighth, Tenth and paragraphs F and G of Article Fourth of this Restated Certificate of Incorporation shall require the approval of the holders of shares representing at least 80% of the shares of this Corporation entitled to vote in the election of directors, voting as one class.

         Eighth:

         A. If, as of the record date for the determination of the stockholders entitled to vote thereon, any Interested Stockholder (as hereinafter defined below) exists, none of the actions or transactions listed below shall be effected by this Corporation, or approved by this Corporation as a stockholder of any subsidiary of this Corporation, unless the requirements of paragraphs B, C, D and E of this Article Eighth are fully complied with:

                  (i) any merger or consolidation of this Corporation or any of its subsidiaries with or into such Interested Stockholder, or

                  (ii) any sale, lease, exchange or other disposition of all or any substantial part of the assets of this Corporation or any of its subsidiaries to or with such Interested Stockholder, or

                  (iii) the issuance or delivery of any voting securities of this Corporation or any of its subsidiaries to such Interested Stockholder in exchange for cash, other assets or securities, or a combination thereof, or

                  (iv)     any dissolution or liquidation of this Corporation.

         B. The cash or fair market value of the property, securities or other consideration to be received per share by holders of the capital stock of this Corporation in such action or transaction is not less than the highest per share price paid by the Interested Stockholder or by any persons whose stock it beneficially owns or controls in acquiring any of its or their holdings of capital stock of this Corporation; such price shall be proportionately adjusted for any subsequent increase or decrease in the number of issued shares of this Corporation's capital stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment a stork dividend, or other increase or decrease in such shares effected without receipt of consideration of this Corporation.


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         C.       After  becoming  an  Interested   Stockholder   and  prior  to
consummation of such action or transaction: (i) such Interested Stockholder shall net have acquired from this Corporation or any of its subsidiaries newly issued or treasury shares of capital stock or any newly issued securities convertible into capital stock of this Corporation or any of its subsidiaries, directly or indirectly (except upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or as a result of a pro rata stock dividend or stock split or other distribution of stock to all shareholders pro rata); (ii) such Interested Stockholder shall not have received the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this Corporation or any of its subsidiaries, or made any major changes in this Corporation's or any of its subsidiaries, businesses or capital structures or reduced the current rate of dividends payable on this Corporation's capital stock below the rate in effect immediately prior to the time such Interested Stockholder became an Interested Stockholder (the current rate of dividends being the rate of the current dividend to the net income of this Corporation for the full fiscal quarter immediately preceding the quarter in which such dividend is paid; and the rate of dividends in effect immediately prior to the time such Interested Stockholder became an Interested Stockholder being the ratio of (x) the aggregate dividends paid during the four full fiscal quarters immediately preceding the time such Interested Stockholder became an Interested Stockholder to (y) the aggregate net income of this Corporation for the four successive full fiscal quarters immediately preceding the last quarter in which such dividends were paid); (iii) such Interested Stockholder shall have taken all required actions to ensure this Corporation's board of directors includes representation by continuing directors (as hereinafter defined) at least proportionate to the stockholdings of this Corporation's remaining public stockholders (with a continuing director to occupy any board position resulting from a fraction and, in any event, with at. least one continuing director to serve on the board so long as there are any remaining public stockholders).

         D. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, whether or not this Corporation is then subject to such requirements, shall be mailed to the stockholders of this Corporation for the purpose of soliciting stockholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability or inadvisability of the action or transaction which the continuing directors may choose to state.

         E. For the purpose of this Article Eighth, (a) the term "Interested Stockholder" shall mean any other corporation, person or entity, other than this Corporation or any of its subsidiaries, which beneficially owns or controls, directly or indirectly, five percent or more of the outstanding shares of this Corporation entitled to vote (for this purpose the provisions of paragraphs B and C of Article Sixth shall apply to this paragraph E, clause (a), of this Article Eighth as if set forth in fall in this paragraph E, clause (a), of this Article Eighth, except that the reference to Article Sixth in such paragraphs B and C of Article Sixth shall be deemed to be a reference to this Article Eighth); (b) the term "continuing director" shall mean a director who was a member of the board of directors of this Corporation immediately prior to the time that any Interested Stockholder involved in the proposed action or transaction became an Interested Stockholder or a director nominated by a majority of the remaining continuing directors; and (c) the term "remaining public stockholders" shall mean the holders of this Corporation's capital stock other than the Interested Stockholder and stockholders whose shares the Interested Stockholder beneficially owns or controls.


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         F.       The  requirements  set forth in paragraphs A through E of this
Article Eighth shall not apply to any action or transaction described in paragraph A if the board of directors of this Corporation shall have approved the action or transaction before any corporation, person or entity became an Interested Stockholder.

         Tenth:

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, amend or repeal the bylaws of this Corporation, without any action on the part of the stockholders, by the affirmative vote of at least two-thirds of the directors of this Corporation, which shall include the affirmative vote of at least one director of each class of the board of directors, if the board shall then be divided into classes. The bylaws may also be altered, amended or repealed by the affirmative vote of the holders of shares representing at least 80% of the shares of this Corporation entitled to vote in the election of directors, voting as one class.

         Eleventh:

         This Corporation may in its bylaws confer powers upon its board of directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.

         Twelfth:

         The stockholders and board of directors shall have power, if the bylaws so provide, to hold their meetings and to keep the books of this Corporation (except such as are required by the law of the State of Delaware to be kept in Delaware) and documents and papers of this Corporation outside the State of Delaware, and to have one or more offices within or without the State of Delaware at such places as may be designated from time to time by the board of directors.

         Thirteenth:

         All of the powers of this Corporation, insofar as the same may be lawfully vested by this Restated Certificate of Incorporation in the board of directors, are hereby conferred upon the board of directors of this Corporation.


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IN  WITNESS  WHEREOF,   the  undersigned  officers  have  signed  this  Restated
Certificate of Incorporation on this 8th day of January, 1986.


                                    /S/ CARLTON V. PHILLIPS
                                    --------------------------------
                                    President


ATTEST:


         /S/ CARL J. GOTTLEIB
---------------------------------------
Secretary




STATE OF ARIZONA      )
                      ) ss.
County of Maricopa    )

On this 8th day of January, 1986, before me, the undersigned Notary Public personally appeared CARLTON V. PHILLIPS, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and acknowledged that the facts stated therein are true and that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year first above written.

                                                     /s/ KIMBERLY A. ORFIELD
                                                     -----------------------
                                                     Notary Public

My Commission Expires:

JANUARY 1, 1988
[Notary Seal]